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                                                                     Exhibit 4.6

                                    FORM OF
                 NON-TRANSFERABLE ENTITLEMENT TO RECEIVE STOCK
                                       OF
                  BOARD OF TRADE OF THE CITY OF CHICAGO, INC.

   This Certificate No.            (the "Certificate") is issued to
             ("Member"), a holder of the number and class(es) of Membership in Board of Trade of the City of Chicago, Inc., a Delaware nonstock, not-for-profit corporation (the "CBOT"), set forth opposite such Member's name on Schedule A attached hereto, and shall entitle Member, at his/her/its option, to receive either (but not both) of the following, in respect of the Membership(s) held by Member on the records of the CBOT, immediately upon the effectiveness (the "Effective Time") under Delaware General Corporation Law (the "DGCL") of the Amended and Restated Certificate of Incorporation of CBOT (the "Amended Charter") adopted and approved at the Special Meeting of the Membership of the
CBOT held on            , 2001.

   (a) (I) an aggregate number of shares of Class A Common Stock equal to the sum of (1) 25,000 multiplied by the number of Full Memberships held by Member,
(2) 5,000 multiplied by the number of Associate Memberships held by Member, (3) 2,500 multiplied by the number of GIM Memberships and one-half Associate Memberships held by Member, (4) 300 multiplied by the number of IDEM Memberships held by Member and (5) 350 multiplied by the number of COM Memberships held by Member and (II) an aggregate number of shares of Class B Common Stock, of the series indicated, equal to the sum of (1) one share of Series B-1 multiplied by the number of Full Memberships held by Member, (2) one share of Series B-2 multiplied by the number of Associate Memberships held by Member, (3) one share of Series B-3 multiplied by the number of GIM Memberships and one-half Associate Memberships held by Member, (4) one share of Series B-4 multiplied by the number of IDEM Memberships held by Member and (5) one share of Series B-5 multiplied by the number of COM Memberships held by Member;

                                       OR

   (b) Cash in an amount equal to the product of $0.001 multiplied by the aggregate number of shares of Class A Common Stock and Class B Common Stock issuable to Member pursuant to clause (a) above (the "Shares"), representing the aggregate par value of the Shares (the "Cash").

   Unless Member shall have notified the Secretary of CBOT in writing prior to the Effective Time that Member has elected to receive the Cash as set forth in clause (b) above in lieu of Shares in respect of all the Memberships held thereby (the "Cash Election"), Member shall be deemed to have elected to receive the Shares as set forth in clause (a) above in respect of all the Memberships held thereby, and shall receive such Shares, represented by stock certificates in the form prescribed by the DGCL (or in the case of uncertificated shares, a confirmation that evidences record ownership of such Shares), as soon as reasonably practicable following the Effective Time. No Shares or Cash (if a Cash Election is made) will be distributed prior to the Effective Time and no distribution will be made if the Amended Charter does not become effective under the DGCL.

   For purposes of this Certificate, all terms used but not otherwise defined herein shall have the meaning assigned to such term in the Amended Charter or the CBOT's Rules and Regulations in effect at the Effective Time.

   This Certificate and the entitlement represented hereby is for the sole benefit and use of the Member named in the first paragraph hereof and may not be sold, transferred or otherwise disposed of, except by operation of law or with the approval of the Board of Directors of CBOT.

                                          Board of Trade of The City of
                                           Chicago, Inc.

                                          By: _________________________________

      , 2001
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                                   Schedule A

                           [To be attached prior

                            to distribution of

                         Entitlement Certificate]